                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                             Sun Communities, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                              SUN COMMUNITIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002




To the Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of Sun Communities, Inc. (the "Company") will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375, on Thursday, May 23, 2002, at 11:00 a.m., local time, for the following purposes:

         (1) To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2005 or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

         Only holders of Common Stock of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting or any adjournments.

         If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director's recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

                                       By Order of the Board of Directors

                                       JEFFREY P. JORISSEN
                                       Secretary

Dated: April 9, 2002



         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                              SUN COMMUNITIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

                            PROXIES AND SOLICITATIONS

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sun Communities, Inc. ("Sun" or the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) FOR election of the two nominees for the Board; and (b) at the discretion of Jeffrey P. Jorissen and Arthur A. Weiss, the Board's designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock (the "Common Stock") held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. The Company anticipates that fees and expenses for the foregoing parties will not exceed $1,000. The costs of all proxy solicitation will be borne by the Company.

         The executive offices of the Company are located at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 10, 2002.


                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375, on Thursday, May 23, 2002, at 11:00 a.m., local time.

                                VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only shareholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, the Company had 17,669,917 shares of Common Stock issued, outstanding and entitled to vote held by 677 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                           INCORPORATION BY REFERENCE

         To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Audit Committee," "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  ANNUAL REPORT

         Shareholders are concurrently being furnished with a copy of the Company's 2001 Annual Report which contains its audited financial statements as of December 31, 2001. In addition, copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "SEC"), will be sent to any shareholder, without charge, upon written request to Sun Communities Investor Services, 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334.

                              ELECTION OF DIRECTORS
                                 (SOLE PROPOSAL)

         The only matter expected to be considered at the Annual Meeting will be the election of two directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Shareholders to be held in 2005 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees listed below.

         If either of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that either of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this Proxy Statement or their substitutes.

         THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

         The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

                        NAME                               AGE                           OFFICE
                        ----                               ---                           ------
Gary A. Shiffman.................................          47        Chairman, Chief Executive Officer, President
                                                                     and Director (Nominee)
Paul D. Lapides..................................          47        Director
Clunet R. Lewis..................................          55        Director
Ronald L. Piasecki...............................          63        Director (Nominee)
Ted J. Simon.....................................          71        Director
Arthur A. Weiss..................................          53        Director

         GARY A. SHIFFMAN is the Chairman, President and Chief Executive Officer, and has been an executive officer of Sun since its inception. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past 18 years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. Mr. Shiffman is also the President and a director of Sun Home Services, Inc. ("Sun Home Services") and all other corporate subsidiaries of the Company. Mr. Shiffman is the Chairman of the Board and Secretary of Bingham Financial Services Corporation (Nasdaq: BFSC) ("Bingham"), which is a specialized financial services company providing financing for manufactured homes. Bingham was initially formed as an affiliate of Sun but became publicly held in November 1997.

         PAUL D. LAPIDES has been a director since December 1993. Mr. Lapides is Director of the Corporate Governance Center in the Coles College of Business at Kennesaw State University, where he is an assistant professor of management and entrepreneurship. A certified public accountant, Mr. Lapides is the author of more than 100 articles and books on real estate and management. His real estate experience includes managing a $3 billion national portfolio of income-producing real estate consisting of 42,000 multi-family units and 16 million square feet of commercial space.

         CLUNET R. LEWIS has been a director since December 1993. For the past nine years, Mr. Lewis has served as President of CRL Enterprises, Inc. a private business consulting firm. From August 1995 until December 2000, Mr. Lewis served in various capacities, including as Secretary, General Counsel and as a member of the board of directors, of Verso Technologies, Inc. (f/k/a Eltrax Systems, Inc), an international provider of information technology services supporting internet and private network E-commerce applications.

         RONALD L. PIASECKI has been a director since May 1996, upon completion of the Company's acquisition of twenty-five manufactured housing communities (the "Aspen Properties") owned by affiliates of Aspen Enterprises, Ltd. ("Aspen"). Mr. Piasecki is the executive vice president and a director of Aspen, which he co-founded in 1973. Prior to the Company's acquisition of the Aspen Properties, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. Mr. Piasecki serves as chairman of the board of directors of Kurdziel Industries, Inc., the world's largest producer of counter weights for the material handling industry, and Mr. Piasecki is a director of USOL Holdings, Inc. (Nasdaq: USOL), a provider of integrated telecommunications services.

         TED J. SIMON has been a director since December 1993. Since February 1999, Mr. Simon has been affiliated with Grand Sakwa Properties Inc., a real estate development company located in Farmington Hills, Michigan. From 1981 until January 1999, Mr. Simon was the Vice President-Real Estate (Midwest Group) of The Great Atlantic & Pacific Tea Company, Inc. and Mr. Simon was a Vice President-Real Estate and a director of Borman's Inc., a wholly owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. Mr. Simon is also a director of Clarkston State Bank, a wholly-owned subsidiary of Clarkston Financial Corporation.

         ARTHUR A. WEISS has been a director since October 1996. Since 1976, Mr. Weiss has practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation ("JRH&W"), which represents the Company in various matters. Mr. Weiss is currently a shareholder of JRH&W. Mr. Weiss is also a director of Bingham.

         To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

         BOARD OF DIRECTORS AND COMMITTEES

         Pursuant to the terms of the Company's charter, the directors are divided into three classes. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2005. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 2003 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2004. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Gary A. Shiffman and Ronald L. Piasecki have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2005. Ted J. Simon and Paul D. Lapides have terms expiring at the annual meeting of shareholders to be held in 2003 and Clunet R. Lewis and Arthur A Weiss have terms expiring at the annual meeting of shareholders to be held in 2004. At each annual meeting of the shareholders of the Company, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         The Board met five times during 2001 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, an Indemnification Committee and an Executive Committee.

         The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board or as specified in the Audit Committee's written charter adopted by the Board (set forth in Appendix A to this proxy statement). The current members of the Audit Committee are Messrs. Paul D. Lapides, Clunet R. Lewis and Ronald L. Piasecki. The Audit Committee held two formal meetings and several informal meetings during the fiscal year ended December 31, 2001.

         The Compensation Committee was established to: (i) review and modify the compensation (including salaries and bonuses) of the Company's officers as initially set by the Company's President; (ii) administer the Company's 1993 Stock Option Plan (the "Employee Option Plan"); and (iii) perform such other duties as may be delegated to it by the Board. The current members of the Compensation Committee are Messrs. Ted J. Simon and Ronald L. Piasecki. During the fiscal year ended December 31, 2001, the Compensation Committee held two formal meetings and took various actions pursuant to resolutions adopted by unanimous written consent. See "Report of the Compensation Committee on Executive Compensation."

         The Indemnification Committee was established to: (i) perform such duties as provided in Article XII of the Company's Bylaws; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Indemnification Committee are Messrs. Ted J. Simon and Clunet R. Lewis. The Indemnification Committee did not hold any formal meetings in 2001.

         The Executive Committee was established to generally manage the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to the Company's Charter; (ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; (ix) approve or take any action with respect to any related party transaction involving the Company; or (x) take any other action which is forbidden by the Company's Bylaws. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Gary
A. Shiffman and Ted J. Simon. The Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2001 but took various actions pursuant to resolutions adopted by unanimous written consent.

         The Board does not have a standing committee responsible for nominating individuals to become directors. The entire Board performs the function of such a committee.

REPORT OF THE AUDIT COMMITTEE

         The Board maintains an Audit Committee comprised of three of the Company's directors. The directors who serve on the Audit Committee are all "independent" for purposes of the New York Stock Exchange listing standards. The Audit Committee held two formal meeting during the 2001 fiscal year.

         In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

            - reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, the Company's independent auditors;
            - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and
            - reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

         The Audit Committee presents the following summary of all fees incurred with PricewaterhouseCoopers LLP, the Company's independent auditors, for the fiscal year ended December 31, 2001:

            - audit fees (for professional services rendered for the audit of the Company's 2001 financial statements and the reviews of the quarterly financial statements) - $117,900;
            - financial information systems design and implementation fees - none; and
            - all other fees (consisting primarily of professional services rendered for the reviews of registration statements on Form S-3 and research and consultation on accounting matters) - $57,665.

         The Audit Committee has considered and determined that the level of fees of PricewaterhouseCoopers LLP's for provision of services other than the audit services is compatible with maintaining the auditor's independence. The Audit Committee has also approved the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2002.

                             Respectfully Submitted,
                         Members of the Audit Committee:
                                 Paul D. Lapides
                                 Clunet R. Lewis
                               Ronald L. Piasecki

                           MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.

                        NAME                               AGE                           OFFICE
                        ----                               ---                           ------
Gary A. Shiffman.................................          47        Chairman, Chief Executive Officer and President

Jeffrey P. Jorissen..............................          57        Senior Vice President, Treasurer, Chief
                                                                     Financial Officer and Secretary

Brian W. Fannon..................................          51        Senior Vice President and Chief Operating Officer

Jonathan M. Colman...............................          46        Senior Vice President - Acquisitions


         Background information for Gary A. Shiffman is provided under "Election of Directors," above. Background information for the other three executive officers is set forth below.

         JEFFREY P. JORISSEN has been Chief Financial Officer and Secretary since August 1993, and Senior Vice President and Treasurer since December 1993. As a certified public accountant, he was with the international accounting firm of Coopers & Lybrand for sixteen years, including eight years as a partner. During his tenure at Coopers & Lybrand, Mr. Jorissen specialized in real estate and directed financial statement examinations of numerous public companies. Mr. Jorissen is also the Chief Financial Officer and Secretary of Sun Home Services and all other corporate subsidiaries of the Company.

         BRIAN W. FANNON joined the Company in May 1994 as Senior Vice President-Operations and became Chief Operating Officer in 1995. Prior to joining the Company, he worked for Lautrec, Ltd., then the largest manufactured housing community owner-operator in the United States, where he was responsible for operations comprising 25,000 sites and 300 employees, and Quality Homes, Inc., its sales and marketing division. He joined that organization in 1978 as a regional manager and became President in 1986. Mr. Fannon was appointed by Governor Milliken to the Michigan Mobile Home Commission in 1977, the year of its inception. Subsequent appointments by Governors Blanchard and Engler have enabled Mr. Fannon to serve on such commission, including serving as its chairman from 1986 to 1994, and Mr. Fannon has again been serving as the chairman of the Michigan Mobile Home Commission since 1998. Mr. Fannon is also the Chief Executive Officer of Sun Home Services and a Vice President of all other corporate subsidiaries of the Company.

         JONATHAN M. COLMAN joined the Company in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995. A certified public accountant, Mr. Colman has over eighteen years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90 million in public limited partnerships in the late 1980s. Mr. Colman is also a Vice President of all corporate subsidiaries of the Company.

         To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid to the Chief Executive Officer and each executive officer whose remuneration from the Company exceeded $100,000 during the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                                        -------------------                         ----------------------

                                                                                                    RESTRICTED          ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY($)      BONUS($)     OPTIONS(#)        STOCK AWARDS($)    COMPENSATION($)
---------------------------                 ----    ---------      --------     ----------        ---------------    ---------------
Gary A. Shiffman,                           2001     $388,336       $97,085         25,000            $933,636(1)                 0
Chairman, Chief Executive Officer and       2000     $373,400             0              0                      0         $6,837(2)
President................................   1999     $355,666      $175,000         25,000                      0         $5,552(2)

Jeffrey P. Jorissen,
Senior Vice President, Treasurer, Chief     2001     $262,080       $65,520          2,250          $1,263,570(3)                 0
Financial Officer and                       2000     $252,000             0              0                      0         $4,512(2)
Secretary................................   1999     $240,000      $120,000         10,000                      0         $3,664(2)


Brian W. Fannon,                            2001     $354,900    $88,725(4)          2,250            $660,000(5)                 0
Senior Vice President and Chief Operating   2000     $341,250             0              0                      0                 0
Officer..................................   1999     $325,000      $162,500              0                      0                 0


Jonathan M. Colman,                         2001     $141,960       $36,910          4,000            $341,220(6)                 0
Senior Vice President-Acquisitions.......   2000     $136,500             0              0                      0                 0
                                            1999     $130,000       $30,000          5,000                      0                 0

----------------------
(1) On March 30, 2001, the Company issued Mr. Shiffman 28,292 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on March 30, 2005, 35% of these shares vest on March 30, 2006, 20% of these shares vest on March 30, 2007, 5% of these shares vest on March 30, 2008 and 5% of these shares vest on March 30, 2011. As of December 31, 2001, the value of such restricted shares (as determined in accordance with the rules promulgated by the Securities and Exchange Commission) was $933,636.00. Mr. Shiffman receives any dividends paid on such restricted shares.

(2)      Dividend distribution from Sun Home Services, Inc.

(3) On March 30, 2001, the Company issued Mr. Jorissen 38,290 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on March 30, 2005, 35% of these shares vest on March 30, 2006, 20% of these shares vest on March 30, 2007, 5% of these shares vest on March 30, 2008 and 5% of these shares vest on March 30, 2011. As of December 31, 2001, the value of such restricted shares (as determined in accordance with the rules promulgated by the Securities and Exchange Commission) was $1,263,570.00. Mr. Jorissen receives any dividends paid on such restricted shares.

(4) Mr. Fannon's bonus was paid partially by the Company and partially by Sun Home Services, Inc.

(5) On March 30, 2001, the Company issued Mr. Fannon 20,000 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on March 30, 2005, 35% of these shares vest on March 30, 2006, 20% of these shares vest on March 30, 2007, 5% of these shares vest on March 30, 2008 and 5% of these shares vest on March 30, 2011. As of December 31, 2001, the value of such restricted shares (as determined in accordance with the rules promulgated by the Securities and Exchange Commission) was $660,000.00. Mr. Fannon receives any dividends paid on such restricted shares.

(6) On March 30, 2001, the Company issued Mr. Colman 10,340 shares of Common Stock, which are subject to the terms and conditions of a Restricted Stock Award Agreement. 35% of these restricted shares vest on March 30, 2005, 35% of these shares vest on March 30, 2006, 20% of these shares vest on March 30, 2007, 5% of these shares vest on March 30, 2008 and 5% of these shares vest on March 30, 2011. As of December 31, 2001, the value of such restricted shares (as determined in accordance with the rules promulgated by the Securities and Exchange Commission) was $341,220.00. Mr. Colman receives any dividends paid on such restricted shares.

                             OPTION/SAR GRANTS TABLE

==========================================================================================================================

                               SHARES           % OF TOTAL
                             UNDERLYING         OPTIONS/SARS                               POTENTIAL REALIZABLE VALUE AT
                            OPTIONS/SARS         GRANTED TO       EXERCISE                 ASSUMED ANNUAL RATES OF STOCK
                               GRANTED           EMPLOYEES         PRICE     EXPIRATION    PRICE APPRECIATION FOR OPTION
          NAME                 IN 2001            IN 2001          ($/SH.)      DATE                   TERM
                                                                                          --------------------------------
                                                                                                 5%             10%

                                                                                                ($)             ($)
                                                                                          --------------------------------
Gary A. Shiffman               25,000              18.13%          $27.03     4/12/2011      $ 425,000      $1,077,000
--------------------------------------------------------------------------------------------------------------------------

Jeffrey P. Jorissen             2,250              1.63%           $27.03     4/12/2011       $ 38,250       $ 96,930
--------------------------------------------------------------------------------------------------------------------------

Brian W. Fannon                 2,250              1.63%           $27.03     4/12/2011       $ 38,250       $ 96,930
--------------------------------------------------------------------------------------------------------------------------

Jonathan M. Colman              4,000              2.90%           $27.03     4/12/2011       $ 68,000       $ 172,320
==========================================================================================================================

                       AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUES TABLE

=================================================================================================================================
                                                                     NO. OF UNEXERCISED               VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS AT
                                                                       FISCAL YEAR-END                 FISCAL YEAR-END(1)
                                                               --------------- ---------------- ---------------- ----------------
                                    SHARES
                                   ACQUIRED
                                  ON EXERCISE       VALUE                           NOT                                 NOT
           NAME                     IN 2001        RECEIVED      EXERCISABLE     EXERCISABLE      EXERCISABLE       EXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
Gary A. Shiffman (2)                   -              -           408,334          16,667            $3,774,737         $170,337
---------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Jorissen (3)                -              -           123,250           1,500            $1,376,446          $40,545
---------------------------------------------------------------------------------------------------------------------------------
Brian W. Fannon (4)                    -              -            35,750           1,500             $ 391,978          $40,545
---------------------------------------------------------------------------------------------------------------------------------
Jonathan M. Colman (5)                 -              -            46,333           2,667             $ 490,911          $72,089
---------------------------------------------------------------------------------------------------------------------------------

(1) Assumes a value equal to the difference between the closing sales price on December 31, 2001, which was $37.25 per share, and the exercise price of in-the-money options.

(2) Includes: (a) 50,000 stock options granted December 21, 1993 pursuant to the Employee Option Plan with an exercise price of $20.00 per share, which options must be exercised by December 21, 2003; (b) 25,000 stock options granted March 11, 1996 pursuant to the Employee Option Plan with an exercise price of $26.625 per share, which options must be exercised by March 11, 2006; (c) 275,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (d) 25,000 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (e) 25,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (f) 25,000 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

(3) Includes: (a) 20,000 stock options granted December 1, 1993 pursuant to the Employee Option Plan with an exercise price of $20.00 per share, which options must be exercised by December 1, 2003; (b) 35,000 stock options granted May 23, 1995 pursuant to the Employee Option Plan with an exercise price of $22.00 per share, which options must be exercised by May 23, 2005; (c) 15,000 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; (d) 22,500 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (e) 20,000 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (f) 10,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (g) 2,250 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

(4) Includes: (a) 15,000 stock options granted July 18, 1994 pursuant to the Employee Option Plan with an exercise price of $22.50 per share, which options must be exercised by July 18, 2004; (b) 10,000 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; (c) 5,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (d) 5,000 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; and (e) 2,250 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

(5) Includes: (a) 20,000 stock options granted July 18, 1994 pursuant to the Employee Option Plan with an exercise price of $22.50 per share, which options must be exercised by July 18, 2004; (b) 7,500 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; (c) 5,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006; (d) 7,500 stock options granted January 14, 1998 pursuant to the Employee Option Plan with an exercise price of $33.75 per share, which options must be exercised by January 14, 2008; (e) 5,000 stock options granted December 15, 1999 pursuant to the Employee Option Plan with an exercise price of $30.03 per share, which options must be exercised by December 15, 2009; and (f) 4,000 stock options granted April 12, 2001 pursuant to the Employee Option Plan with an exercise price of $27.03 per share, which options must be exercised by April 12, 2011.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table reflects information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2001.

----------------------------------------------------------------------------------------------------------------------
                                            (a)                          (b)                          (c)
----------------------------------------------------------------------------------------------------------------------
                                                                                             NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE
                                                                                              FOR FUTURE ISSUANCE
                                   NUMBER OF SECURITIES            WEIGHTED-AVERAGE              UNDER EQUITY
      PLAN CATEGORY                 TO BE ISSUED UPON              EXERCISE PRICE OF          COMPENSATION PLANS
                                 EXERCISE OF OUTSTANDING          OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
                                  OPTIONS, WARRANTS AND           WARRANTS AND RIGHTS       REFLECTED IN COLUMN (a))
                                         RIGHTS
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by shareholders                 1,090,794                     $28.69                       369,764

----------------------------------------------------------------------------------------------------------------------
Equity compensation plans not                0                     Not applicable               Not applicable
approved by shareholders (1)

----------------------------------------------------------------------------------------------------------------------
         TOTAL                              1,090,794                  $28.69                       369,764
----------------------------------------------------------------------------------------------------------------------

(1) On May 29, 1997, the Company established a Long Term Incentive Plan (the "LTIP") pursuant to which all full-time salaried and full-time commission only employees of the Company, excluding the Company's officers, are entitled to receive options to purchase shares of the Company's common stock at $32.75 per share (i.e., the average of the highest and lowest selling prices for the common stock on May 29,
         1997), on January 31, 2002. In accordance with the terms of the LTIP,
         (a) the Company granted the eligible participants options to purchase 168,000 shares of common stock; and (b) each eligible participant received an option to purchase a number of shares of common stock equal to the product of 168,000 and the quotient derived by dividing such participant's total compensation during the period beginning on January 1, 1997 and ending on December 31, 2001 (the "Award Period") by the aggregate compensation of all of the eligible participants during the Award Period.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Policy of Executive Officer Compensation

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which is comprised of Non-Employee Directors, Messrs. Ted J. Simon and Ronald L. Piasecki. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's officers and performs such other duties as may be delegated to it by the Board. The Committee held two formal meetings during the fiscal year ended December 31, 2001 and took action pursuant to resolutions adopted by unanimous written consent.

         In reviewing the compensation to be paid to the Company's executive officers during the fiscal year ended December 31, 2001, the Committee sought to ensure that executive officers were rewarded for long term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses, restricted stock awards and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses, restricted stock awards and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Restricted stock awards and stock option awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of its Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the Employee Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.

         CEO Compensation

         During the fiscal year ended December 31, 2001, Gary A. Shiffman served in the capacity of Chief Executive Officer of the Company. Under Mr. Shiffman's leadership, the Company's funds from operations increased by more than 6% in 2001 as compared to 2000, and the Company continued its growth by acquiring an additional five manufactured housing communities in 2001. See "Shareholder Return Performance Presentation."

         As of December 31, 1996, the Company entered into an employment agreement with Mr. Shiffman which governed the salary and bonus paid to Mr. Shiffman during the fiscal year ended December 31, 2001. Pursuant to this employment agreement, Mr. Shiffman was paid a salary of $388,336, and a bonus of $97,085. Based upon market studies of pay levels for chief executive officers of publicly traded REITs (conducted by the National Association of Real Estate Investment Trusts), the Committee believes that Mr. Shiffman's total compensation in 2001 was competitive with the appropriate level for his position, particularly in view of his performance. See "Certain Transactions."

                             Respectfully submitted,
                     Members of the Compensation Committee:
                                  Ted J. Simon
                               Ronald L. Piasecki

EMPLOYMENT AGREEMENTS

         Gary A. Shiffman

         The Company has entered into an employment agreement with Gary A. Shiffman pursuant to which Mr. Shiffman serves as Chief Executive Officer and President of the Company. Mr. Shiffman's employment agreement is for an initial term of five years ending December 31, 2001. Pursuant to his employment agreement, Mr. Shiffman is paid an annual base salary of $350,000, which will be increased by an annual cost of living adjustment beginning with calendar year 1999. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Shiffman is entitled to incentive compensation of up to 50% of his then base salary in accordance with the incentive compensation formula set forth in the employment agreement. A copy of Mr. Shiffman's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

         The non-competition clauses of Mr. Shiffman's employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business of the Company during the period he is employed by the Company; and (b) in the manufactured housing community business or any ancillary business of the Company for a period of eighteen months following the period he is employed by the Company. However, Mr. Shiffman's employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by the Company.

         Jeffrey P. Jorissen

         The Company has entered into an employment agreement with Jeffrey P. Jorissen pursuant to which Mr. Jorissen serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Jorissen's employment agreement is for an initial term of five years ending December 31, 2003. Pursuant to his employment agreement, Mr. Jorissen must devote his entire productive time, ability and attention to the Company and, in consideration for his services, Mr. Jorissen will be paid an annual base salary of $240,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2000. In addition to this base salary, Mr. Jorissen is entitled to incentive compensation of up to 50% of his then base salary in accordance with the incentive compensation formula set forth in the employment agreement. A copy of Mr. Jorissen's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

         The non-competition clauses of Mr. Jorissen's employment agreement preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of eighteen months thereafter.

         Brian W. Fannon

         The Company has entered into employment agreements with Brian W. Fannon pursuant to which Mr. Fannon serves as Chief Operating Officer of the Company and Chief Executive Officer of Sun Home Services. Each of Mr. Fannon's employment agreements is for an initial term of three years ending December 31, 2001. Pursuant to his employment agreements, Mr. Fannon must devote his entire productive time, ability and attention to the Company and Sun Home Services. In consideration for his services, Mr. Fannon will be paid an annual base salary of $100,000 from the Company and Mr. Fannon will be paid an annual base salary of $225,000 from Sun Home Services, each of which will be increased by 3.5% per year beginning with calendar year 2000. In addition to this base salary, Mr. Fannon may be entitled to incentive compensation of up to 50% of his then base salary in accordance with an executive bonus plan to be established by the Company. Copies of Mr. Fannon's employment agreements are attached as exhibits to the Company's periodic filings under the Exchange Act.

         The non-competition clauses of Mr. Fannon's employment agreements preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of twelve months thereafter.

OUTSIDE DIRECTOR COMPENSATION

         Directors who are not employees of the Company are entitled to an annual retainer fee of $16,000, payable $4,000 per calendar quarter, plus a $1,000 fee for each quarterly meeting of the Board. For services during the fiscal year ended December 31, 2001, Ted J. Simon, Paul D. Lapides, Clunet R. Lewis and Ronald L. Piasecki each earned directors' fees of $20,000. Although Arthur A. Weiss earned director's fees of $20,000 for services during the fiscal year ended December 31, 2001, he declined such fees.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of a broad market index composed of all issuers listed on the New York Stock Exchange and an industry index comprised of thirty-three publicly traded real estate investment trusts, for the five year period ending on December 31, 2001. This line graph assumes a $100 investment on December 31, 1996, a reinvestment of dividends and actual increase of the market value of the Company's Common Stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG SUN COMMUNITIES, INC.,
                      NYSE MARKET INDEX AND MG GROUP INDEX

                                  [LINE GRAPH]

FISCAL YEAR ENDING:                  1996       1997         1998          1999          2000         2001
                                     ----       ----         ----          ----          ----         ----
SUN COMMUNITIES                     100.00     110.10       114.40        110.84        123.14       145.80
MG GROUP INDEX                      100.00     112.25        97.42        107.27        141.95       156.22
NYSE MARKET INDEX                   100.00     131.56       156.55        171.42        175.51       159.87

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's capital stock to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes, that during the year ended December 31, 2001, its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock have complied with all filing requirements applicable to them, except that Ted J. Simon filed one report late with the SEC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 15, 2002, the shareholdings of: (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (b) each director of the Company; (c) each executive officer listed in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group, based upon information available to the Company.

=================================================================================================================

                                                                AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP    OUTSTANDING SHARES(1)
------------------------------------                            --------------------    ---------------------
Gary A. Shiffman                                                        1,438,818(2)            7.75%
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Jeffrey P. Jorissen                                                       331,583(3)            1.84%
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Brian W. Fannon                                                           118,088(4)              *
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Jonathan M. Colman                                                         88,606(5)              *
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Ted J. Simon                                                               15,883(6)              *
32000 Northwestern Highway
Farmington Hills, Michigan 48334

Paul D. Lapides                                                            15,883(7)              *
1000 Chastain Road
Kennesaw, Georgia 30144

Clunet R. Lewis                                                           37,933 (8)              *
2000 Town Center
Suite 690
Southfield, Michigan 48075

=================================================================================================================

                                                                AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP    OUTSTANDING SHARES(1)
------------------------------------                            --------------------    ---------------------
Ronald L. Piasecki                                                        318,061(9)            1.75%
4927 Stariha Drive
Muskegon, Michigan 49441

Arthur A. Weiss                                                          832,968(10)            4.58%
One Woodward Avenue
Suite 2400
Detroit, Michigan 48226

LaSalle Investment Management, Inc. (11)                                   1,605,329            9.00%
200 East Randolph Drive
Chicago, Illinois 60601

European Investors Inc. (12)                                               1,532,472            8.6%
667 Madison Avenue
New York, New York 10021

FMR Corp. (13)                                                             1,947,831           10.93%
82 Devonshire Street
Boston, MA 02109

Wellington Management Company, LLP (14)                                    1,487,300            8.34%
75 State Street
Boston, MA 02109

All current executive officers and directors as a                     3,197,823 (15)           16.28%
group (9 persons)
=================================================================================================================

*        Less than one percent (1%) of the outstanding shares.

(1) In accordance with SEC regulations, the percentage calculations are based on 17,823,020 shares of Common Stock issued and outstanding as of March 15, 2002 plus shares of Common Stock which may be acquired pursuant to options exercisable, or limited partnership interests in the Operating Partnership ("Common OP Units") that are convertible into Common Stock, within sixty days of March 15, 2002 by each individual or group listed.

(2) Includes 326,617 Common OP Units convertible into shares of Common Stock and 416,667 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002. Mr. Shiffman disclaims beneficial ownership of 3,000 Common OP Units convertible into shares of Common Stock held by other family members.

(3) Includes 100,000 Common OP Units convertible into shares of Common Stock and 124,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002. Mr. Jorissen disclaims beneficial ownership of 5,316 shares of Common Stock held by other family members.

(4) Includes 30,000 Common OP Units convertible into shares of Common Stock and 36,500 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

(5) Includes 7,500 Common OP Units convertible into shares of Common Stock and 52,606 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

(6) Includes 12,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

(7) Includes 12,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002. Includes 2,700 shares of Common Stock held by a corporation in which Mr. Lapides owns a 33% equity interest. Mr. Lapides disclaims beneficial ownership of these 2,700 shares except to the extent of his proportionate pecuniary interest therein.

(8) Includes 20,000 Common OP Units convertible into shares of Common Stock and 12,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

(9) Includes : (a) 34,874 Common OP Units convertible into shares of Common Stock and 245,134 Preferred OP Units convertible into Common OP Units (which are convertible into shares of Common Stock ), all of which are attributable to Mr. Piasecki because of his ownership interests in various entities ; (b) 17,000 Common OP Units convertible into shares of Common Stock and 220 Preferred OP Units convertible into Common OP Units (which are convertible into shares of Common Stock ); and (c) 11,833 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

(10) Includes 30,000 Common OP Units convertible into shares of Common Stock and 12,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002. Includes (a) 311,794 Common OP Units convertible into shares of Common Stock and 453,841 shares of Common Stock held by the Estate of Milton M. Shiffman for which Mr. Weiss is a Co-Personal Representative, and (b) 25,000 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust for which Mr. Weiss is a Co-Trustee. Mr. Weiss does not have a pecuniary interest in either the Estate of Milton M. Shiffman or the 1997 Shiffman Charitable Remainder Unitrust and, accordingly, Mr. Weiss disclaims beneficial ownership of the 311,794 Common OP Units and 453,841 shares of Common Stock held by the Estate of Milton M. Shiffman and the 25,000 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust.

(11) According to the Schedule 13G filed with the SEC for calendar year 2001, LaSalle Investment Management, Inc. ("LaSalle") beneficially owns 516,632 shares of Common Stock and LaSalle Investment Management (Securities), L.P. ("LIMS") beneficially owns 1,088,697 shares of Common Stock. LIMS is a Maryland limited partnership, the limited partner of which is LaSalle and the general partner of which is LaSalle Investment Management (Securities), Inc., a Maryland corporation, the sole stockholder of which is LaSalle. LaSalle and LIMS, each registered investment advisors, have different advisory clients.

(12) According to the Schedule 13G filed with the SEC for calendar year 2001, European Investors Inc. beneficially owns 373,772 shares of Common Stock and EII Realty Securities Inc., a wholly-owned subsidiary of European Investors Inc., beneficially owns 1,158,700 shares of Common Stock.

(13) According to the Schedule 13G filed with the SEC for calendar year 2001, (a) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 468,731 shares of Common Stock as a result of acting as investment advisor to various investment companies, and (b) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 1,479,100 shares of Common Stock as a result of its serving as investment manager of the institutional account(s).

(14) According to the Schedule 13G filed with the SEC for calendar year 2001, Wellington Management Company, LLP, in its capacity as investment advisor, beneficially owns 1,487,300 shares of Common Stock which are held of record by clients of Wellington Management Company, LLP.

(15) Includes (1) 877,785 Common OP Units convertible into shares of Common Stock and 245,351 Preferred OP Units convertible into Common OP Units (which are convertible into Common Stock); and (2) 690,938 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 15, 2002.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH ORIGEN

         In the past, Sun has provided financing to Bingham. In December 2001, the Company made a $15.0 million equity investment in a newly formed company, Origen Financial, L.L.C., that will merge with Origen Financial, Inc., a subsidiary of Bingham, as part of a recapitalization of Bingham. As a result of this equity investment, the Company will own approximately a 30% interest in the surviving company ("Origen"), which company will hold all of the operating assets of Bingham and its subsidiaries. As part of the recapitalization, the funds contributed to capitalize Origen were used to repay approximately $38.9 million of Bingham's outstanding indebtedness to the Company.

         Certain of Sun's officers and directors have an interest in Bingham and/or Origen. Gary A. Shiffman is a director and officer of Bingham and a manager of Origen, and Arthur A. Weiss is a director of Bingham. Bingham owns approximately a 20% interest in Origen and the Company (together with the other investors in Origen) has the right to purchase its pro-rata share of Bingham's interest in Origen at fair value at any time between the third and fifth anniversaries of the closing date of the Company's investment in Origen. In addition, concurrently with Sun's investment in Origen, the Shiffman Family LLC, an entity owned and controlled by Mr. Shiffman and members of his family, purchased approximately an 8.4% equity interest in Origen for approximately $4.2 million. Finally, for certain tax reasons, Sun made its equity investment in Origen through a taxable REIT subsidiary ("TRS") which is wholly-owned by Sun Home Services. The Operating Partnership contributed $15.0 million to Sun Home Services in connection with the Origen investment and owns all of the non-voting preferred stock of Sun Home Services, which entitles Sun to 95% of the cash flow from the operating activities of Sun Home Services (including the operating activities of the TRS) and effectively an approximate 30% interest in Origen. Gary A. Shiffman and the Estate of Milton M. Shiffman (a former officer and director of the Company) contributed approximately $790,000 to Sun Home Services in connection with the Origen investment and own all of the voting common stock of Sun Home Services, which entitles them to 5% of the cash flow from the operating activities of Sun Home Services (including the operating activities of the TRS) and effectively an approximate 1.6% interest in Origen. Mr. Weiss is a personal representative of the Estate of Milton M. Shiffman. As a result of the ownership and management of Origen, Mr. Shiffman and Mr. Weiss may have a conflict of interest with respect to any transaction between the Company and Origen.

         Currently, Sun (together with another unaffiliated lender) provides financing to Origen. This financing consists of a $21.25 million standby line of credit, bearing interest at a per annum rate equal to 700 basis points over LIBOR, with a minimum interest rate of 11% and a maximum interest rate of 15%. This line of credit is secured by a security interest in Origen's assets, which is subordinate in all respects to all institutional indebtedness of Origen, and a guaranty and pledge of assets by Bingham. As of March 28, 2002, approximately $9.72 million was outstanding under the line of credit.

         Under the terms of a participation agreement Sun entered into with the other lender, the Company is obligated to loan up to $12.5 million to Origen under the line of credit, the other lender is required to loan up to $8.75 million to Origen under line of credit and the Company and the other lender jointly administer the line of credit. Under the participation agreement, each lender participates pari passu in all proceeds from the line of credit, provided that, if additional funds in excess of $17.5 million are loaned to Origen and both lenders do not participate therein, such additional amounts funded will be subordinate in all respects to all indebtedness of Origen in which both lenders have participated.

LOANS TO EXECUTIVE OFFICERS

         In 1995, the Company issued Mr. Gary A. Shiffman, the Company's Chief Executive Officer and President, 400,000 shares of Common Stock for $8,650,000 (the "Purchase Price"). The Purchase Price is evidenced by three (3) separate 10-year promissory notes that bear interest at a rate equal to six months' LIBOR plus 175 basis points, with a maximum interest rate of 9% per annum and a minimum interest rate of 6% per annum (the "Promissory Notes"). Two of the Promissory Notes are secured by shares of Common Stock (the "Secured Shares") and/or OP Units (the "Secured Units") and the last Promissory Note is unsecured but fully recourse to Mr. Shiffman. Mr. Shiffman's personal liability on the secured Promissory Notes is limited to all accrued interest on such notes plus fifty percent (50%) of the deficiency, if any, after application of the proceeds from the sale of the Secured Shares and/or the Secured Units to the then outstanding principal balance of the Promissory Notes. The Promissory Notes provide for quarterly interest only payments and provide that all cash distributions and dividends paid to Mr. Gary Shiffman on the Secured Shares and the Secured Units (the "Distributions") will first be applied toward the accrued and unpaid interest under the Promissory Notes and sixty percent (60%) of the remainder of the Distributions, if any, will be applied toward the outstanding principal balance of the Promissory Notes.

         In April 1997, the Operating Partnership loaned Mr. Shiffman an additional $2,600,391 on terms substantially identical to the terms of the other loan to Mr. Shiffman, as described above, and such loan is secured by 80,000 shares of Common Stock (the promissory notes evidencing this loan, together with the Promissory Notes, are hereinafter referred to as the "Shiffman Notes"). The largest aggregate indebtedness outstanding under the Shiffman Notes since January 1, 2001 was $11,118,145. As of March 31, 2002, the amount outstanding under the Shiffman Notes was approximately $10,827,531. Copies of the Shiffman Notes have been filed as exhibits to the Company's periodic filings under the Exchange Act.

         On April 8, 1996, the Company completed a $122.8 million public offering of 4.7 million shares of its Common Stock (the "Equity Offering"). Jeffrey P. Jorissen, the Company's Senior Vice President, Treasurer, Chief Financial Officer and Secretary, Brian W. Fannon, the Company's Senior Vice President and Chief Operating Officer, and Jonathan M. Colman, the Company's Senior Vice President - Acquisitions, collectively, purchased 20,000 shares of Common Stock in the Equity Offering at the public offering price of $26.125 per share. Such purchases in the Equity Offering were financed with loans from the Operating Partnership on terms substantially identical to the terms of the Operating Partnership's loan to Mr. Gary Shiffman described above. Mr. Fannon has repaid, in full, his loan from the Operating Partnership. The largest aggregate indebtedness outstanding under Mr. Jorissen's promissory notes to the Operating Partnership and Mr. Colman's promissory notes to the Operating Partnership since January 1, 2001 were $257,741 and $105,612, respectively. As of March 31, 2002, the total amounts outstanding under Mr. Jorissen's promissory notes to the Operating Partnership and Mr. Colman's promissory notes to the Operating Partnership were approximately $252,683 and $52,320, respectively.

STOCK PURCHASE LOAN PROGRAM

         On December 15, 1998, certain directors, employees and consultants of the Company purchased approximately $25.5 million of newly issued shares of common stock of the Company and common OP Units in Sun Communities Operating Limited Partnership at a price of $31.75 per share/OP Unit in accordance with the Company's 1998 Stock Purchase Plan (the "Purchase Plan"). These purchases were financed by 5-year personal loans from Bank One Corporation, as agent, and participants in the Purchase Plan are personally responsible for repayment of their respective loans. In order to facilitate purchases under the Purchase Plan, the Company guaranteed repayment of all of the loans and the participants have agreed to fully indemnify the Company against all liabilities arising under such guaranty. The following executive officers and/or directors of the Company purchased the following number of OP Units under the Purchase Plan: Jonathan M. Colman (7,500 OP Units), Brian W. Fannon (30,000 OP Units), Jeffrey P. Jorissen (100,000 OP Units), Clunet R. Lewis (20,000 OP Units), Ronald L. Piasecki (17,000 OP Units), Gary A. Shiffman (170,000 OP Units) and Arthur A. Weiss (50,000 OP Units).

LEGAL COUNSEL

         During 2001, the law firm of Jaffe, Raitt, Heuer & Weiss, P.C. acted as general counsel to the Company and represented the Company in various matters. Arthur A. Weiss, a director of the Company, is a shareholder of such firm.

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that PricewaterhouseCoopers LLP will also serve the Company in the same capacity during the fiscal year ending December 31, 2002.

SHAREHOLDERS' PROPOSALS

         Any and all shareholder proposals for inclusion in the proxy materials for the Company's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, not later than December 11, 2002. Such proposals should be addressed to the Company's Secretary.

         The Company's Bylaws also contain certain provisions which affect shareholder proposals. The Company's Bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

OTHER MATTERS

         Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

                                           By Order of the Board of Directors

                                           JEFFREY P. JORISSEN
                                           Secretary

Dated: April 9, 2002

SUN COMMUNITIES, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                             SUN COMMUNITIES, INC.


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statements.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 23, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Sun Communities, Inc.

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
                 [SNCOM SUN COMMUNITIES, INC.] [FILE NAME: ZSNCO1.ELX] [VERSION - (2)] [04/04/02] [ORIG. 04/02/02]

                                                            DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                                                                             ======================================================
1. Election of Directors.                                                                     SUN COMMUNITIES, INC.
     (01) GARY A. SHIFFMAN                                                   ======================================================
     (02) RONALD L. PIASECKI
                                                                             2. The above-appointed proxies are authorized to vote
          FOR                                WITHHOLD                           upon all matters incidental to the conduct of the
          ALL       [ ]               [ ]    FROM ALL                           Annual Meeting and such other business as may
        NOMINEES                             NOMINEES                           properly come before the Annual Meeting in
                                                                                accordance with their best judgment.
     FOR
     ALL
    EXCEPT  [ ]_________________________________________________
               (INSTRUCTION: To withhold authority to vote for
               any individual nominee, write that nominee's name
               in the space provided above.)


                                                                                Mark box at right if an address change or    [ ]
                                                                                comment has been noted on the reverse side of this
                                                                                card.


                                                                             Please be sure to sign and date this Proxy.

Shareholder                                                           Co-owner
sign here ____________________________________  Date _____________    sign here: ____________________________________  Date:________
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

















                 [SNCOM SUN COMMUNITIES, INC.] [FILE NAME: ZSNCO.ELX] [VERSION - (2)] [04/08/02] [ORIG. 04/02/02]

                                                            DETACH HERE

                                                       SUN COMMUNITIES, INC.

                                                  31700 MIDDLEBELT ROAD, SUITE 146
                                                  FARMINGTON HILLS, MICHIGAN 48334

                                                SOLICITED BY THE BOARD OF DIRECTORS
                                       FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 23, 2002

The undersigned hereby appoints Jeffrey P. Jorissen and Arthur A. Weiss, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375 on
Thursday, May 23, 2002, and at any adjournments thereof.

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 9, 2002.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. The Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS
PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                 NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                                             DO YOU HAVE ANY COMMENTS?
________________________________________________________              ____________________________________________________________
________________________________________________________              ____________________________________________________________
________________________________________________________              ____________________________________________________________
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